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                                                                     EXHIBIT 4.2

                              CERTIFICATE OF TRUST
                                       OF
                                   SEI TRUST I


         THIS CERTIFICATE OF TRUST of SEI Trust I (the "Trust"), dated June 30, 2000, is being duly executed and filed by the undersigned, as trustee of the Trust, to form a business trust under the Delaware Business Trust Act (12 Del.
C. Section 3801, et seq.).

         1. Name. The name of the business trust being formed hereby is SEI Trust I.

         2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are Bankers Trust (Delaware), E.A. Delle Donne Corporate Center, Montgomery Building, 1011 Centre Road, Suite 200, Wilmington, Delaware 19805-1266.

         3. Effective Date. This Certificate of Trust shall be effective as of its filing.

         IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.


                           BANKERS TRUST (DELAWARE), not in its
                           individual capacity but solely as Delaware Trustee


                           By:
                                    --------------------------------------------
                                    M. Lisa Wilkins
                                    Assistant Vice President